UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 14, 2010

JANEL WORLD TRADE, LTD.
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-60608	11-2636089
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

150-14 132nd Avenue, Jamaica, NY	11434
(Address of Principal Executive Offices)	(Zip Code)

     Registrant's telephone number,
    including area code, (718) 527-3800

Item 7.01	REGULATION FD DISCLOSURE

On January 14, 2010, Janel World Trade, Ltd. issued a press release on the subject of its consolidated financial results for the fiscal year ended September 30, 2009. The press release contains a “non-GAAP financial measure,” as defined in Item 10 of Regulation S-K under the Securities Exchange Act of 1934. The non-GAAP financial measure consists of a brief discussion of the financial results of fiscal 2009 using “EBITDA” (earnings before interest, taxes, depreciation and amortization) calculation. A copy of that press release is attached to this report as Exhibit 99.1.

The press release included the company's year-end Consolidated Balance Sheets and Consolidated  Statements of Operations for fiscal 2009, and noted that on a non-GAAP basis, adjusting EBITDA and eliminating the 2009 fiscal year non-cash amortization and impairment loss of $(1,478,632), and the Order Logistics, Inc. operation loss of $(546,032) arising out of its October 2007 acquisition of assets from Order Logistics, Inc., the fiscal 2009 income from its transportation logistics operations would have been $556,488, a 41.7% decrease from fiscal 2008, on a non-GAAP basis. Also included in the press release was a table providing a reconciliation of EBITDA with GAAP measures for the company's fiscal years ended 2009 and 2008.

Management believes that the information contained in the press release reconciles the non-GAAP financial measure with the most directly comparable GAAP financial measures, and that the press release provides useful information to investors to aid them in understanding the presentation of Janel’s consolidated financial results for fiscal 2009, because the non-GAAP financial measure highlights the impact of the non-cash amortization and impairment loss of $(1,478,632) and operation loss of $(546,032) arising out of the acquisition of assets from Order Logistics, Inc.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this Item 7.01 and in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, and will not be deemed an admission as to the materiality of any information in this report which is required to be disclosed solely by Regulation FD, nor shall the information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

99.1 January 14, 2010 Janel World Trade, Ltd. press release regarding theconsolidated financial results for fiscal 2009.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

January 26, 2010

JANEL WORLD TRADE, LTD.

By:	/s/ James N. Jannello
James N. Jannello, Executive Vice President
and Chief Executive Officer